Exhibit 99.1
STONE ENERGY CORPORATION
Announces Filing of 2005 Form 10-K
LAFAYETTE, LA. March 13, 2006
     Stone Energy Corporation (NYSE:SGY) today announced the filing of its 2005 Form 10-K and third quarter Form 10-Q with the Securities and Exchange Commission. Coincident with these filings, Stone has cured the deficiency referenced in the Notice of non-compliance from the holders of its 6.75% Senior Subordinated Notes Due 2014 received on February 15, 2006. Additionally, these filings allow Stone access to the borrowing base under its Credit Agreement previously suspended because of the Notice of non-compliance from the Note holders.
     Stone Energy is an independent oil and gas company headquartered in Lafayette, Louisiana, and is engaged in the acquisition and subsequent exploitation, development, operation and production of oil and gas properties located in the conventional shelf of the Gulf of Mexico (GOM), the deep shelf of the GOM, the deep water of the GOM, several basins of the Rocky Mountains, and the Williston Basin. For additional information, contact Kenneth H. Beer, chief financial officer at 337-237-0410-phone, 337-237-0426-fax or via e-mail at CFO@StoneEnergy.com.
     Certain statements in this press release are forward-looking and are based upon Stone’s current belief as to the outcome and timing of future events. All statements, other than statements of historical facts, that address activities that Stone plans, expects, believes, projects, estimates or anticipates will, should or may occur in the future, including future production of oil and gas, future capital expenditures and drilling of wells and future financial or operating results are forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include the timing and extent of changes in commodity prices for oil and gas, operating risks and other risk factors as described in Stone’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, Stone’s actual results and plans could differ materially from those expressed in the forward-looking statements.